Exhibit 4.35

CONFORMED COPY

AMENDMENT AND RESTATEMENT AGREEMENT

DATED 30 September, 2004

Between

EGGBOROUGH POWER LIMITED

as Borrower

BRITISH ENERGY POWER AND ENERGY TRADING LIMITED

EGGBOROUGH POWER (HOLDINGS) LIMITED

BARCLAYS CAPITAL

as Arranger

THE FINANCIAL INSTITUTIONS

Listed in Schedule 1

with

BARCLAYS BANK PLC

as Agent and Security Trustee

ALLEN & OVERY LLP

LONDON

THIS AMENDMENT AND RESTATEMENT AGREEMENT is a deed and is dated 30 September, 2004

BETWEEN:

(1)	EGGBOROUGH POWER LIMITED as borrower (the Borrower);

(2)	BRITISH ENERGY POWER AND ENERGY TRADING LIMITED (BET);

(3)	EGGBOROUGH POWER (HOLDINGS) LIMITED (EPHL);

(4)	BARCLAYS BANK PLC as agent (in this capacity the Agent);

(5)	BARCLAYS BANK PLC as security trustee (in this capacity the Security Trustee);

(6)	BARCLAYS CAPITAL (the investment banking division of Barclays Bank PLC) as Arranger (in this capacity the Arranger); and

(7)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Banks) as banks (the Banks).

BACKGROUND:

(A)	This Amendment and Restatement Agreement is supplemental to, and amends and restates, a credit agreement originally dated 13th July, 2000 (as amended) (the Credit Agreement), and an intercreditor agreement originally dated 8th September, 2000 (as amended) (the Intercreditor Agreement).

(B)	The Parties now wish to amend and restate the terms of:

(i)	the Credit Agreement on the terms set out in the amended and restated credit agreement (the Amended and Restated Credit Agreement) in Schedule 3 to this Amendment and Restatement Agreement; and

(ii)	the Intercreditor Agreement on the terms set out in the amended and restated intercreditor agreement (the Amended and Restated Intercreditor Agreement) in Schedule 4 to this Amendment and Restatement Agreement.

(C)	It is intended that this document take effect as a deed notwithstanding that a party may only execute this document under hand.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

(a)	Capitalised terms defined in the Amended and Restated Credit Agreement have, unless expressly defined in this Amendment and Restatement Agreement, the same meaning in this Amendment and Restatement Agreement.

(b)	Agreements means the Credit Agreement and the Intercreditor Agreement.

(c)	Restructuring Date has the meaning given to it in the Creditor Restructuring Agreement.

(d)	New Finance Document means:

(i)	this Agreement;

(ii)	the Credit Agreement, as amended by Clause 3 (Amendment and Restatement);

(iii)	the Intercreditor Agreement, as amended by Clause 3 (Amendment and Restatement);

(iv)	the New Debenture;

(v)	the EPHL Security Document; and

(vi)	the Accounts Agreement.

1.2	Construction

The provisions of clause 1.2 (Construction) of the Amended and Restated Credit Agreement apply to this Amendment and Restatement Agreement as though they were set out in full in this Amendment and Restatement Agreement except that references to the Amended and Restated Credit Agreement are to be construed as references to this Amendment and Restatement Agreement.

2.	CONDITIONS PRECEDENT

(a)	Subject as set out below, the Credit Agreement and the Intercreditor Agreement will be amended and restated on and from the later to occur of:

(i)	the date on which the Agent notifies the Borrower and the Banks that it has received all of the documents and other evidence set out in Part I of Schedule 2 (Conditions Precedent), in form and substance reasonably satisfactory to the Agent (acting on the instructions of the Majority Banks). Such notice will be deemed to have been given on the date on which this Amendment and Restatement Agreement is signed by all the parties hereto;

(ii)	the date on which the Agent notifies the Borrower and the Banks that it has received all of the documents and other evidence set out in Part II of Schedule 2 (Conditions Precedent), in form and substance reasonably satisfactory to the Agent (acting on the instructions of the Majority Banks); and

(iii)	the date on which the CTA Bonds are sold to the Borrower pursuant to the Second Intercompany Loan Agreement,

(the Restatement Date).

(b)	The Agent agrees that it will give each notice to the Borrower and the Banks specified in paragraph (a) above promptly after it has received all of the documents and other evidence set out in Part I or Part II of Schedule 2 (Conditions Precedent) respectively.

(c)	The Banks agree to respond promptly to any notice from the Agent that relates to the documents and other evidence set out in Schedule 2 (Conditions Precedent) and to suspend the timing requirements under Clause 19.18(a) of the Credit Agreement for these purposes.

(d)	If the Restatement Date has not occurred on or before the Restructuring Long Stop Date (as defined in the Creditor Restructuring Agreement), this Amendment and Restatement Agreement shall terminate.

(e)	The Borrower shall ensure that the CTA Bond Account and the Asset Option Account are opened with Barclays Bank plc no later than 10 Business Days after the date of this Agreement.

3.	AMENDMENT AND RESTATEMENT

Subject to the terms of this Amendment and Restatement Agreement, the Agreements will each be amended and restated on and from the Restatement Date in the case of the Credit Agreement, as set out in Schedule 3 and in the case of the Intercreditor Agreement, as set out in Schedule 4.

4.	EXISTING SECURITY DOCUMENTS

(a)	The Finance Parties agree that, from the Restatement Date:

(i)	the exception in the definition of Secured Senior Liabilities in the Existing Debenture in respect of unlawful financial assistance under Sections 151 and 152 of the Companies Act 1985 includes, without limitation, any obligation of EPHL under the Share Option Agreement;

(ii)	the Security Trustee may only convert a floating charge created by the Existing Debenture into a fixed charge in circumstances where it may convert a floating charge created under the New Debenture into a fixed charge;

(iii)	the Borrower shall not be in breach of any representation or warranty given under the Existing Debenture unless it would be in breach of a corresponding representation or warranty under the New Debenture;

(iv)	the Borrower shall not be in breach of any covenant in the Existing Debenture unless it would be in breach of a corresponding covenant in the New Debenture and EPL is not obliged to comply with any covenants in the Existing Debenture that are more onerous than the covenants in the New Debenture;

(v)	Notwithstanding any provision in the Existing Debenture to the contrary, the Borrower may deal with the Relevant Agreements (as defined in the New Debenture) (and any payments thereunder) in the manner set out in the New Debenture;

(vi)	the Security Trustee may only enforce the security constituted by the Existing Debenture in circumstances where the Security Trustee has the right to enforce the security constituted by the New Debenture;

(vii)	the exceptions under the New Debenture as to when the Security Trustee may redeem any prior security interest, procure the transfer of a security interest to itself or settle and pass the accounts of a prior mortgagee, chargee or encumbrancer shall apply to the corresponding provisions of the Existing Debenture;

(viii)	the Security Trustee or any administrative receiver, receiver or manager appointed under the Existing Debenture shall not be entitled to exercise any rights, powers or discretions over and above those granted to the Security Trustee or any administrative receiver, receiver or manager appointed under the New Debenture;

(ix)	any moneys received by the Security Trustee or any Receiver under or pursuant to the Existing Debenture shall be applied in accordance with the Amended and Restated Intercreditor Agreement;

(x)	the Borrower shall not be in breach of any representation or warranty given under the Shares Pledge or EPHL Assignment unless it would be in breach of a corresponding representation or warranty under the EPHL Security Document;

(xi)	the Borrower shall not be in breach of any covenant in the Shares Pledge or EPHL Assignment unless it would be in breach of a corresponding covenant in the EPHL Security Document and EPL is not obliged to comply with any covenants in the Shares Pledge or EPHL Assignment that are more onerous than the covenants in the EPHL Security Document;

(xii)	the Security Trustee may only enforce the security constituted by the Shares Pledge or the EPHL Assignment in circumstances where the Security Trustee has the right to enforce the security constituted by the EPHL Security Document;

(xiii)	the exceptions under the EPHL Security Document as to when the Security Trustee may redeem any prior security interest, procure the transfer of a security interest to itself or settle and pass the accounts of a prior mortgagee, chargee or encumbrancer shall apply to the corresponding provisions of the Shares Pledge and the EPHL Security Assignment;

(xiv)	the Security Trustee or any administrative receiver, receiver or manager appointed under the Shares Pledge or the EPHL Assignment shall not be entitled to exercise any rights, powers or discretions over and above those granted to the Security Trustee or any administrative receiver, receiver or manager appointed under the EPHL Security Document; and

any moneys received by the Security Trustee or any Receiver under or pursuant to the Shares Pledge or the EPHL Security Assignment shall be applied in accordance with the Amended and Restated Intercreditor Agreement.

(b)	For the avoidance of doubt, nothing in paragraph (d) above amends or waives any Security Interest given by way of fixed charge, assignment, mortgage, floating charge or other security interest created under the Existing Debenture.

5.	AMENDMENTS AND ACKNOWLEDGEMENTS

(a)	This Amendment and Restatement Agreement is a Finance Document.

(b)	Except as amended by this Amendment and Restatement Agreement, each of the Agreements shall after the Restatement Date remain in full force and effect.

(c)	This Amendment and Restatement Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were in a single copy of this Amendment and Restatement Agreement.

6.	CREDITOR RESTRUCTURING AGREEMENT

The Finance Parties acknowledge the terms of, and hereby agree to comply with, the terms of Schedule 3 to the Creditor Restructuring Agreement as of and from the date of this Amendment and Restatement Agreement.

7.	JURISDICTION

7.1	Submission

For the benefit of each Finance Party, the Borrower agrees that the courts of England have jurisdiction to settle any disputes in connection with any Finance Document and accordingly submits to the jurisdiction of the English courts.

7.2	Non-exclusivity

Nothing in this clause 6.2 limits the right of a Finance Party to bring proceedings against the Borrower in connection with any Finance Document:

(a)	in any other court of competent jurisdiction; or

(b)	concurrently in more than one jurisdiction.

8.	GOVERNING LAW

(a)	This Amendment and Restatement Agreement is governed by English law.

(b)	This Amendment and Restatement Agreement has been entered into on the date stated at the beginning of this Amendment and Restatement Agreement.

SCHEDULE 1

BANKS

Arab Bank plc

Banc of America Securities Limited

Barclays Bank PLC

Bear Stearns Bank plc

Citibank International plc

Credit Industriel et Commercial (Singapore Branch)

Credit Suisse First Boston

Deutsche Bank AG, London

Goldman Sachs Credit Partners L.P.

Morgan Stanley Bank International Limited

ORN European Debt S.à.r.l.

Scotiabank Europe plc

The Royal Bank of Scotland plc

The Toronto-Dominion Bank

WestLB AG

SCHEDULE 2

CONDITIONS PRECEDENT

PART I

Borrower

1.	A certified copy of the constitutional documents of the Borrower and EPHL.

2.	A certified copy of a resolution of the board of directors of the Borrower and EPHL approving the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement and the New Finance Documents to which it is a party.

3.	A certified copy of a resolution of the shareholders of the Borrower and EPHL approving the terms of, and the transactions contemplated by, this Amendment and Restatement Agreement and the other New Finance Documents to which it is a party.

4.	A specimen of the signature of each person authorised on behalf of the Borrower and EPHL to execute or witness the execution of any New Finance Document or to sign or send any document or notice in connection with any New Finance Document.

5.	A certificate of an authorised signatory of the Borrower certifying that each copy document (other than those expressed to be in agreed form and the Air Gas Production Electricity Supply Agreement, the Air Gas Production Connection Agreement, the Air Gas Production On-Site Supply Agreement and the shared spares agreement to be entered into by the Borrower and PowerGen UK PLC) referred to in Part I of this Schedule 2 is correct, complete and in full force at the date of this Amendment and Restatement Agreement.

Legal Opinions

1.	An agreed form legal opinion of Allen & Overy LLP, legal advisers in England to the Agent, addressed to the Finance Parties named as parties on the date of this Amendment and Restatement Agreement.

2.	An agreed form legal opinion of Tods Murray LLP, legal advisers in Scotland to the Agent, addressed to the Finance Parties, named as parties on the date of this Amendment and Restatement Agreement.

Finance	and other documents

1.	A copy of each of the New Finance Documents and copies of each of the other Finance Documents.

2.	A copy of each of the Project Contracts.

3.	A copy of each of the Station Contracts.

4.	A copy of the FGD Contract.

5.	A copy of each of the Revenue Agreements.

6.	A copy of the First Intercompany Loan Agreement.

7.	A copy of the Second Intercompany Loan Agreement.

8.	A copy of any Environmental Licence.

9.	A copy of the Sale of Business Agreement.

10.	A copy of the Share Purchase Agreement.

11.	Confirmation that all insurance arrangements required to be effected or maintained under the Credit Agreement are in full force and effect as at the date of this Amendment and Restatement Agreement.

Accounts

Evidence that all Accounts (other than the CTA Bond Account and the Asset Option Account) are open in accordance with the Credit Agreement, as amended by Clause 3 (Amendment and Restatement) of this Agreement, and the Accounts Agreement.

Other documents and evidence

Evidence that all fees and expenses due and payable from the Borrower under the Finance Documents have been or will be paid on or before the Restatement Date.

PART II

Legal Opinions

1.	The executed legal opinion of Allen & Overy LLP referred to in Part I of this Schedule 2.

2.	The executed legal opinion of Tods Murray LLP, referred to in Part I of this Schedule 2.

SCHEDULE 3

FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

[TO BE ADDED]

SCHEDULE 4

FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT

[TO BE ADDED]

SIGNATORIES

Borrower

EXECUTED as a DEED by	)
EGGBOROUGH POWER LIMITED	)
acting by	)
and	)

Director	Neil O’Hara

Director/Secretary	Robert Armour

BET

EXECUTED as a DEED by	)
BRITISH ENERGY POWER AND	)
ENERGY TRADING LIMITED	)
acting by	)
and	)

Director	Neil O’Hara

Director/Secretary	Robert Armour

EPHL

EXECUTED as a DEED by	)
EGGBOROUGH POWER	)
(HOLDINGS) LIMITED	)
acting by	)
and	)

Director	Neil O’Hara

Director/Secretary	Robert Armour

Banks

ARAB BANK PLC

By:	Michael Clark

Graham Pinnell

BANC OF AMERICA SECURITIES LIMITED

By:	Kenneth Schneier

BARCLAYS BANK PLC

By:	Allan Pover

BEAR STEARNS BANK PLC

By:	Liam MacNamara

CITIBANK INTERNATIONAL PLC

By:	William Bonsu

CREDIT INDUSTRIEL ET COMMERCIAL SINGAPORE BRANCH

By:	Robert Petty

CREDIT SUISSE FIRST BOSTON

By:	Kim Bailes and Edward Lowe

DEUTSCHE BANK AG LONDON

By:

GOLDMAN SACHS CREDIT PARTNERS LP

By:	Vladimira Mircheva

MORGAN STANLEY BANK INTERNATIONAL LIMITED

By:	Wendy Newby

ORN EUROPEAN DEBT S.à.r.l.

By:	Orn Capital LLP by Gordon Webb

SCOTIABANK EUROPE PLC

By:	Steve Dobson

THE ROYAL BANK OF SCOTLAND PLC

By:	Paul Sullivan

THE TORONTO-DOMINION BANK

By:	Graeme Francis

WESTLB AG

By:	David Stewart

Tim Sai Louie

The Agent

BARCLAYS BANK PLC

By:	Simon Deaves

The Security Trustee

BARCLAYS BANK PLC

By:	Simon Deaves